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                                                                    EXHIBIT 23.2




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 2 to the Registration Statement (Form S-3 File No. 333-01739) of our report dated September 8, 1995 on the combined financial statements of D-M-E Company, which report is included in Cincinnati Milacron Inc.'s Amendment No. 1 to its Current Report on Form 8-K dated January 26, 1996.


                                                    /s/ Arthur Andersen LLP

                                                    ARTHUR ANDERSEN LLP


Detroit, Michigan
April 18, 1996.